Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Form S-3 No. 333-______) and the related Prospectus of Oragenics, Inc. for the registration of up to 9,200,000 shares of its common stock and to the incorporation by reference therein of our report dated February 19, 2007, included in its Annual Report (Form 10-KSB) for the year ended December 31, 2006, filed with the Securities and Exchange Commission.

/s/ Kirkland Russ Murphy & Tapp, PA
Certified Public Accountants
Clearwater, Florida September, 12, 2007